UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Silicon Graphics, Inc.

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Sgi(R) INNOVATION FOR RESULTSTM

2008

ANNUAL REPORT AND PROXY STATEMENT

SGI–26 Years

of changing the world

SILICON GRAPHICS, INC

BO EWALD, CHIEF EXECUTIVE OFFICER

“As we move forward, our focus in fiscal 2009 is on growth – growth of product and professional services revenue and continued growth of bookings while continuing to address our cost structures.”

Dear Fellow Stockholders,

We’ve just completed the first year of our three-year plan designed to return SGI to a sustainable – and profitable – company. Our major objective in that first year [our fiscal year 2008] was to grow our bookings – the orders we receive for our products and professional services [PS]. We knew that if we could grow our bookings, our product and PS revenue would grow in the next 6-12 months given the lag time between when an order is placed and when we can recognize revenue. So, now in the second year [fiscal 2009] of that plan, we’re focusing on product and PS revenue growth, and in the third year, we’ll concentrate on growing both product and overall service revenues – all leading to improving operating results. I’m pleased to report that we met many of our major objectives in fiscal 2008, and are looking forward to the next step in the growth of SGI.

In addition to our focus on growing our bookings, our objectives also included revising our strategy, rolling out new products, strengthening our leadership team and creating a business model that is sustainable. Among the results that we achieved in 2008 were:

Growth in product and PS bookings. Our bookings grew a healthy 25 percent over the previous fiscal year in a market that industry analysts estimate is growing at 10 percent. This encouraging progress suggests that SGI customers are responding to the products and professional services that we provide.

Growth in backlog. Backlog is the collected set of bookings for products and professional services that have been ordered, but for which we have not yet recognized revenue. Our backlog as of the end of fiscal 2008 more than doubled over our backlog as of the end of fiscal 2007, which gives us more confidence in the effectiveness of our strategy and three-year plan as we start our fiscal 2009.

Customer-centric solutions and services. With a company-wide focus on ensuring that everything we do solves real-world customer problems, we launched several new compute, visualization and storage offerings. We achieved volume shipments of our new ultra-dense SGI Altix ICE blade platform, and launched and shipped the SGI Virtu VN200, the first in a new family of solutions and services that signal SGI’s return to performance visualization through a new business unit headed by Bob Pette. We also accelerated our Industrial Strength Linux Environment software strategy by acquiring key intellectual property assets formerly owned by Linux Networx.

A world-class leadership team. With an exciting, customer-centric business model, SGI continues to attract some of the best leaders in the business. This year, SGI’s executive ranks strengthened with the addition of Barb Stinnett to lead the global services organization, Irene Qualters to head the software and storage organization, Doug Britt to direct worldwide sales, and Shahin Khan to drive marketing.

Effective cost controls. We initiated several measures to control costs in fiscal year 2008, including a broad restructuring of our global workforce into a more streamlined organization. We continued to refine our focus on key markets and geographies, eliminated redundant structures through selective centralization, and reduced headcount for greater cost efficiencies.

During the year, we also delivered and gained acceptance on several significant orders, including orders from a major online trading community, multiple Hollywood and international film and television production companies, the National Basketball Association, Chrysler, Honda Racing, Sikorsky Aircraft, Total Exploration and Production, GENCI [Grand Equipement National de Calcul Intensif], North German Supercomputing Alliance [HLRN], New Mexico Computing Applications Center, Merck and Sanofi-Aventis. In addition, after a competitive evaluation, NASA chose SGI to supply its next major supercomputer. The new SGI system will help NASA tackle some of the largest and most complex problems in history.

We believe these customers are, in a very real sense, “voting with their wallets” in support of SGI’s value proposition and its ability to deliver solutions that remove the complexity of working with big compute, data and visualization problems on platforms that are easy to deploy and that offer industry-leading space and energy efficiency.

As we move forward, our focus in fiscal 2009 is on growth – growth of product and professional services revenue and continued growth of bookings while continuing to address our cost structures. Our keen focus on growth while controlling costs naturally leads to the requirement that we fund that growth. This too will be a priority for the coming year. These are no small challenges in an uncertain economy. However, if we execute in the coming year as effectively as we did in fiscal 2008 and the customer and financial markets are relatively stable, we are confident that we will continue the company’s positive momentum in the marketplace and take more steps in building a strong company.

I want to thank you for your continued support. When I became CEO of SGI in 2007, I returned to a company brimming with uniquely valuable technologies, proven solutions, an experienced and committed workforce and customers that continue to reinvest in SGI solutions and services. Over the past year, all of us at SGI have worked hard to capitalize on those advantages to better serve our customers.

We will remain just as committed in the coming year. We’ll continue to work hard and to demonstrate the value we bring to our market. I’m confident that our constant focus on the customer will result in even more progress towards our goal of converting SGI potential to stockholder return.

Sincerely,

Robert H. Ewald

Sincerely,

Robert H. Ewald

SGI, SGI Altix ICE, SGI Virtu VN200 are registered trademarks of SGI in the United States and/or other countries worldwide. Linux is a registered trademark of Linus Torvalds in several countries. All other trademarks mentioned herein are the property of their respective owners.

BOARD OF DIRECTORS

Robert H. Ewald

Chief Executive Officer,

Silicon Graphics, Inc.

Eugene I. Davis

Chairman and Chief Executive Officer,

Pirinate Consulting Group L.L.C.

Anthony Grillo

Founder and Chief Executive Officer,

American Securities Opportunity Fund, LP

Joanne O. Isham

Senior Vice President,

L-I Identity Solutions

James A. McDivitt

Former Senior Vice President,

Government Operations and International,

Rockwell International Corporation

EXECUTIVE MANAGEMENT

Robert Ewald

Chief Executive Officer

Kathy Lanterman

Senior Vice President and

Chief Financial Officer

Douglas Britt

Senior Vice President of Worldwide Sales

Eng Lim Goh

Senior Vice President and

Chief Technology Officer

David Parry

Senior Vice President and

Product General Manager

Irene Qualters

Senior Vice President of Software

and Storage

Barbara Stinnett

Senior Vice President and Chief

Customer Officer, Worldwide Services

and Solutions Group

Diane Gibson

Vice President and Chief Information Officer

Nancy Hanna

Vice President, Human Resources

Shahin Khan

Vice President, Marketing, Strategy

and Development

Robert Pette

Vice President, Visualization

Barry Weinert

Vice President and General Counsel

STOCKHOLDER INFORMATION

Corporate Headquarters

Silicon Graphics, Inc.

1140 East Arques Avenue

Sunnyvale, California 94085

www.sgi.com

[650] 960-1980

Annual Meeting

The Annual Meeting of Stockholders for the Company will be held on November 13, 2008 at 8:00 a.m., Pacific time, at the offices of Cooley Godward Kronish LLP located at 3175 Hanover Street, Palo Alto, California

Form 10-K

Upon receiving a written request, the Company will provide, without charge, to any stockholder of record as of the record date additional copies of the Company’s Form 10-K. Please send requests to: Corporate Secretary, Silicon Graphics, Inc., 1140 East Arques Avenue, Sunnyvale, California 94085

The Company’s financial reports, including the 10-K, are posted at the “Investors” section on the Company’s Web site at www.sgi.com. Copies of these reports can be made directly from the posting.

Quarterly Earnings Announcements

The Company’s quarterly earnings announcements are posted at the “Press” section of the Company’s Web site at www.sgi.com. Copies of these announcements can be made directly from the posting.

Stock Trading Information

The common shares of the Company are traded on the Nasdaq Capital Market under the symbol “SGIC.”

Transfer Agent

Computershare Investor Services

P.O. Box 43010

Providence, Rhode Island 02940

Sgi(R)

Corporate Headquarters

Silicon Graphics, Inc.

1140 East Arques Avenue

Sunnyvale, California 94085

www.sgi.com

[650] 960-1980

SGI—Innovation for ResultsTM

SGI [NASDAQ: SGIC] is a leader in high-performance computing. SGI delivers a complete range of high-performance server and storage solutions along with industry-leading professional services and support that enable its customers to overcome the challenges of complex data-intensive workflows and accelerate breakthrough discoveries, innovation and information transformation. SGI solutions help customers solve their challenges whether it’s enhancing the quality of life through drug research, designing and manufacturing safer and more efficient cars and airplanes, studying global climate, providing technologies for homeland security and defense, or helping enterprises manage large data sets. With offices worldwide, the company is headquartered in Sunnyvale, California and can be found on the Web at www.sgi.com.

(C) 2008 SGI. All rights reserved. SGI, Altix, and the SGI logo are registered trademarks of SGI in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.

October 17, 2008

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on November 13, 2008, at 8:00 a.m., Pacific time, at the offices of Cooley Godward Kronish LLP, 3175 Hanover Street, Palo Alto, California. Since seating is limited, please request a ticket by emailing us at annualmeeting@sgi.com or by contacting the Corporate Secretary at (650) 960-1980 or 1140 East Arques Avenue, Sunnyvale, California 94085.

The Notice of Annual Meeting and Proxy Statement that accompany this letter provide an outline of the business to be conducted at the meeting and information about SGI. I encourage you to review these documents and learn more about SGI and our directors and management.

Your vote is important. To ensure your representation at the meeting, we urge you to vote your shares as soon as possible. The proxy card includes instructions on how to vote on the Internet, by telephone, or by returning your proxy card.

Thank you for your support of SGI.

Sincerely,

/s/ Anthony Grillo
Anthony Grillo
Chairman
Silicon Graphics, Inc.